EXHIBIT 10.39

______________________________________

Loan Agreement

______________________________________

by and between

China Cablecom Co. Ltd, (Hong Kong)

and

Pu Yue

June 2007

Appendices

A	Form of Equity Transfer Agreement
B	Form of Waiver of Right of First Refusal

Loan Agreement

This Loan Agreement (Agreement) is entered into on June 30, 2007 in Jinan, People’s Republic of China (PRC)

by and between

(1)	China Cablecom Co., Ltd, a liability limited company incorporated under the laws of Hong Kong with its registered address at 12/F RUTTONJEE HSE 11 DUDDLLST CENTRAL HK (Party A)

and

(2)	Pu Yue, a PRC citizen, holder of identification card number, 330104197209251011, whose residential address is at Room 334, Building No.7, Zhongguanchun, Haidian District, Beijing, PR China (Party B).

WHEREAS:

(A)

Party B intends to establish a company, with its name as (Jinan Youxiantong Network Technology Co., Ltd.) (Jinan Youxiantong), engaged in technical services related to the Internet, computer software and hardware in the PRC, according to PRC law. Party B intends to obtain a loan in the amount of RMB 484,500(Loan) from Party A for the purpose of constituting the registered capital of Jinan Youxiantong.

(B)	Party B will hold a 95% equity interest (Equity Interest) in Jinan Youxiantong after its establishment.
(C)	Party A agrees to extend the Loan to Party B directly or through one of its Affiliates.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITION AND INTERPRETATION

1.1	Definition

Unless provided otherwise in this Agreement, the following terms shall have the meanings set out below:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person. For the purposes of this definition, “Person” means any individual, partnership, joint venture, trust, unincorporated organization, association, corporation, company or similar entity; and “Control” (including its correlative meanings, “Controlling”, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and without

Loan Agreement

limiting the generality of the foregoing, such ability shall be deemed to exist (a) when any Person holds at least fifty percent (50%) of the outstanding voting securities or other ownership interests of such third Person or (b) over other members of a Person’s immediate family. Immediate family members shall mean a Person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such Person’s home.

“Ancillary Documents” has the meaning ascribed to it in Article 5.1.2.1.

“Authorized Persons” has the meaning ascribed to it in Article 9.2.

“Business Day” means a day other than a Saturday, a Sunday, a statutory holiday designated by the PRC State Council (subject to any annual adjustment by the PRC State Council designating working and non-working days before and after a statutory holiday) or a day on which the commercial banks in the PRC are authorized or obligated by applicable law to close.

“Confidential Information” has the meaning ascribed to it in Article 9.1.

“Designated Party” means any Affiliate, individual, company or any other appropriate entity designated by Party A to accept the transfer of the Equity Interest.

“Equity Option Agreement” has the meaning ascribed to it in Article 3.1.

“Equity Pledge Agreement” has the meaning ascribed to it in Article 4.4.

“Equity Transfer” has the meaning ascribed to it in Article 5.1.2.1.

“Equity Transfer Agreement” has the meaning ascribed to it in Article 5.1.2.1.

“Event of Default” has the meaning ascribed to it in Article 6.

“Loan” has the meaning ascribed to it in the Whereas.

“PRC” means the People’s Republic of China, which, for purposes of this Loan Agreement shall not include the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“PRC Laws” means all valid and publicly announced laws and regulations of the PRC.

“Receiving Party” has the meaning ascribed to it in Article 9.1.

“Repayment Date” has the meaning ascribed to it in Article 2.2.

“Repayment Notice” has the meaning ascribed to it in Article 7.1.

Loan Agreement

“RMB” means the legal currency of the PRC.

“USD” means the legal currency of the United States.

1.2	Interpretation

A reference to a day herein is to a calendar day. Unless otherwise specified, a reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of one gender shall include the use of all genders. The use of the singular shall include the plural, and vice versa. The headings of the Articles and Appendices are for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement. The phrase “including” shall mean “including without limitation”.

2. LOAN AMOUNT AND REPAYMENT

2.1	Loan Amount

Party A agrees to provide to Party B within 3 days after the signing of this Agreement an interest-free loan, either directly or through one of its Affiliates, in the amount of RMB 484,500 (approximately USD 64,000, of which USD 64,000 will be wired from Party A’s account and USD 0 wired from Party A’s designees’ account) in accordance with the terms and conditions set forth in this Agreement. Such Loan shall be paid into the account that has been designated by Party B within 10 days after the date hereof.

2.2	Repayment Date

Unless otherwise agreed by Party A in writing, the Loan borrowed by Party B, any portion of the Loan and any other payment in arrears, if applicable, under this Agreement shall become due and payable five Business Days after Party A gives written notice to Party B demanding repayment in accordance with Article 7.1 (Repayment Date)

Without Party A’s express prior written consent, the Loan shall not be repaid and shall continue indefinitely until the Repayment Date.

2.3	Form of Repayment

Unless agreed by the parties in writing, the Loan may only be repaid in the form specified in Article 7.

2.4	Purpose of Loan

Party B agrees to accept the Loan provided by Party A and hereby agrees and covenants that the Loan shall be used only to constitute the registered capital of Jinan Youxiantong. Without Party A’s prior written consent, Party B shall not use the Loan for any other purpose, or sell, assign, transfer, pledge or otherwise dispose of any legal rights or benefits in connection with, or create any security interest over, the Equity Interest to any third party.

Loan Agreement

3. CONDITIONS PRECEDENT

Party A’s obligation to extend the Loan to Party B pursuant to Article 2.1 shall be conditional upon the fulfillment of all of the following conditions except those specifically waived by Party A in writing:

3.1

Simultaneously with this Agreement, the parties have executed an equity option agreement, dated the date hereof (Equity Option Agreement), pursuant to which Party B grants to Party A or its designated person (legal or natural) an exclusive option to purchase all of Party B’s Equity Interest, to the extent permitted under PRC Laws;

3.2

The Equity Option Agreement is in full effect and there is no default thereunder and all relevant filing procedures, approvals, authorizations, registrations and governmental proceedings have been obtained or completed;

3.3

All the representations and warranties provided by Party B in Article 4 are true, complete and correct, and shall remain true, complete and correct on the date of the transfer of the Loan, as if they are provided on such date; and

3.4

Party B shall not have breached any of its undertakings provided in Article 5, and no event which may affect the performance of Party B’s obligations hereunder shall have occurred or is likely to occur.

4. REPRESENTATIONS AND WARRANTIES OF PARTY B

Party B hereby represents and warrants to Party A as follows:

4.1

Party B has the power to enter into this Agreement and perform this Agreement. Party B has duly obtained all the necessary approvals or authorizations for the execution and performance of this Agreement;

4.2

the execution and performance of this Agreement by Party B will not result in (i) a breach of any laws or regulations or any governmental approval, authorization, notice or other government documents binding or affecting Party B; (ii) a breach of any agreement entered into with any third party or any undertaking provided to any third party by Party B; or (iii) constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any note, bond, mortgage, deed of trust, security interest, indenture, licence, contract, agreement, plan or other instrument or obligation (each, an Obligation and collectively, Obligations) to which Party B is a party or by which its property or assets may be bound or affected;

4.3	this Agreement, when executed and delivered by Party A, constitutes the legal, valid and binding obligation of Party B, which is enforceable against Party B in accordance with its terms;
4.4

except for the Equity Pledge Agreement, dated July 20th, 2007, between Heze Cablecom Network Technology Co., Ltd(WFOE) and Party B (Equity Pledge Agreement) and the Equity Option Agreement, Party B has not (i) created any pledge, charge or any other security over Party B’s Equity Interest; (ii) offered to

Loan Agreement

transfer Party B’s Equity Interest to any third party; (iii) issued an undertaking to any third party regarding any offer to purchase Party B’s Equity Interest; or (iv) entered into any agreement to transfer Party B’s Equity Interest with any third party;

4.5

no dispute, action, arbitration, administrative procedure or other legal proceeding regarding Party B and/or Party B’s Equity Interest is in existence, and no potential dispute, action, arbitration, administrative procedure or other legal proceeding regarding Party B and/or Party B’s Equity Interest is pending;

4.6

there is no contractual agreement that is binding on Party B or may affect Party B’s assets, and no enforceable court judgment or order that may prevent him from executing or performing this Agreement or may have any material adverse effect on the execution or performance of this Agreement;

4.7

the execution and performance of this Agreement, and realization of any right by Party A under this Agreement will not contravene any lien, contract, judgment, order or law which is binding on Party B or Party B’s assets in a manner that would have a material adverse effect upon the ability of Party A to perform its obligations hereunder; and

4.8	all documents, materials and certificates provided by Party B to Party A hereunder are correct, true, complete and valid.

5. UNDERTAKINGS

5.1	Affirmative Undertakings

Party B hereby undertakes:

5.1.1

that if, according to PRC Laws, the said Equity Interest is deemed to be common property, he shall obtain a written statement from his spouse indicating that the Equity Interest is not common property between himself and his spouse but his own personal property;

5.1.2	after the execution of this Agreement, to promptly:
5.1.2.1

provide to Party A the following ancillary documents (Ancillary Documents): (i) signed (but undated) equity transfer agreement substantially in the form of Appendix A (Equity Transfer Agreement) and (ii) all other necessary signed (but undated) documents for the Equity Interest to be effectively transferred to Party A or the Designated Party (Equity Transfer), including the waiver letter in the form of Appendix B; and

5.1.2.2	provide all information relating to Jinan Youxiantong’s operations and financial affairs to Party A upon the request of Party A.

Loan Agreement

5.1.3

at any time to defend claims and assertion regarding the Equity Interest made by any third party who claims interest in the same, provided that Party B shall not be obligated to defend any such claim or assertion unless it is at Party A’s cost;

5.1.4

to take or procure to take all necessary actions to execute or procure to execute all necessary documents, carry out necessary registrations and make all necessary or appropriate defenses to ensure that the repayment of the Loan, the Equity Transfer and all transactions to be carried out under the Agreement (including but not limited to the undertaking in the aforesaid Article 5.1.2.2) can be legally and effectively carried out and to maintain Party B’s proprietary interest in Jinan Youxiantong;

5.1.5

to cooperate with Party A at its request by consenting to or adopting in his capacity as a shareholder of Jinan Youxiantong, Party A’s instructions or requests relating to the operation of Jinan Youxiantong;

5.1.6	to treat as Confidential Information the existence of the Agreement and its provisions, and any correspondence, resolutions, attached agreements and other documents in connection with this Agreement;
5.1.7	to immediately carry out the Equity Transfer strictly in accordance with Party A’s instruction;
5.1.8

to immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to Jinan Youxiantong’s assets, business operation or revenues of which Party B may become aware;

5.1.9	to immediately notify Party A in writing of the occurrence of any event which may materially affect Jinan Youxiantong’s assets, liabilities, financial condition or results of operations;
5.1.10	that, at Party A’s written request, Party B will, as a shareholder of Jinan Youxiantong, approve any action of Jinan Youxiantong that is not in violation of applicable laws;
5.1.11

upon the exercise of the right to purchase the Equity Interest under Article 7.1.3 by Party A, unconditionally and forthwith to transfer the entire Equity Interest owned by Party B in Jinan Youxiantong to Party A or its designated representative (legal or natural). Party B shall also make his best efforts to ensure that the other shareholders of Jinan Youxiantong waive their right to first refusal over the said interest to be transferred to Party A; and

5.1.12	in the event that Party A purchases Party B’s Equity Interest pursuant to the Equity Option Agreement, Party B shall first apply any proceeds therefrom to repay the Loan to Party A.

Loan Agreement

5.2	Negative Undertakings

Party B hereby undertakes not to engage in any activities related to Jinan Youxiantong and will not approve, in Party B’s capacity as a shareholder, the engagement by Jinan Youxiantong in any activities in the period commencing from the date of this Agreement to the date on which the Loan is fully repaid, unless the prior written instruction of Party A is obtained, and will not in Party B’s capacity as shareholder, approve Jinan Youxiantong’s acquisition of investment in, or merger or consolidation with any party, or any material disposal of assets, without the prior written consent of Party A.

5.3	Appointment of Directors and Senior Management Personnel

After the execution of this Agreement, Party B shall nominate persons to be appointed as directors and senior management personnel of Jinan Youxiantong as instructed by Party A. Party B shall, to the extent allowed by applicable PRC Laws, vote its Equity Interest to cause the appointment of the persons nominated by Party B upon the instructions of Party A to hold the positions of directors and senior management of Jinan Youxiantong.

6. EVENT OF DEFAULT

The following matters shall constitute an Event of Default regarding Party B’s Loan under this Agreement:

6.1	Party B fails to repay the Loan and any other arrears, if applicable, within 10 days after Party A has issued a Repayment Notice in accordance with Article 7.1;
6.2	Party B breaches any of its covenants or other obligations under this Agreement, and such breach has not been remedied within 10 days after receiving Party A’s written notice requiring remedy;
6.3	The representations and warranties made by Party B prove to be false or misleading in any material respect;
6.4	Party B is unable to perform his obligations under this Agreement because of his death, emigration, change of citizenship, loss of capacity to act, or any other reason;
6.5

A judgment is entered against Party B according to applicable law involving an amount over 1 million USD, and such judgment could have an adverse effect on the performance of Party B’s obligations under this Agreement;

6.6	Party B is charged with a criminal offence;
6.7	Any third party threatens or institutes a court action against Party B claiming an amount more than 1 million USD;
6.8	Foreign investors are permitted to invest in the business of value-added telecommunications and the relevant authorities approve the establishment of such businesses in accordance with PRC Laws;

Loan Agreement

6.9	The commencement of a proceeding against Party B under any applicable bankruptcy, insolvency, reorganization, court mediation or other similar law;
6.10	Party B makes or attempts to make any fraudulent transfer of the Equity Interest;
6.11

Party B relinquishes all or any part of the Equity Interest or transfers or assigns all or any part of the Equity Interest without the prior written consent of Party A (except the transfers or assigns permitted hereunder and under the Equity Option Agreement);

6.12

any indebtedness, guarantee or other obligation of Party B, whether pursuant to a contract or otherwise, (i) is accelerated as a result of a default thereunder and is required to be repaid or performed prior to the scheduled date; or (ii) has become due and is not repaid or performed as scheduled and thereby causes Party A to regard Party B’s capacity to perform the obligations specified herein as having been adversely affected;

6.13	Party B is incapable of repaying his debts as they become due;
6.14	The Agreement is illegal as a result of any applicable laws or Party B is restricted from continuing to perform its obligations as specified herein;
6.15

any approval, permits, licenses or authorization from any applicable governmental entity (and registration or filing procedure) required for Jinan Youxiantong to provide value added telecommunications services in respect of its information services business via the Internet in the PRC are withdrawn, suspended, invalidated or materially amended;

6.16

Any approval, permits, licenses or authorization from any applicable government authority required to perform this Agreement or make this Agreement enforceable, legal and valid are withdrawn, suspended, invalidated or materially amended;

6.17	Any property owned by Party B is altered or damaged and thereby causes Party A to deem that the capability of Party B to perform the obligations stated herein have been adversely affected; or
6.18	Party B defaults under either of the Equity Pledge Agreement or the Equity Option Agreement.

Loan Agreement

7. ENFORCEMENT

7.1	Repayment of Loan
7.1.1

Upon the occurrence of either an Event of Default or a decision by Party A, in its sole discretion, to demand repayment of the Loan or any portion of the Loan, Party A may at its discretion issue a notice (Repayment Notice) to Party B requiring repayment of the Loan or any portion of the Loan and any other payment in arrears under this Agreement.

Party B shall repay the Loan by transferring the Equity Interest to Party A or Party A’s designee(s), as directed by Party A, by signing and delivering an agreement for the transfer of the Equity Interest substantially in the form set out in Appendix A (Equity Transfer Agreement).

7.1.2

If Party B fails to comply with its repayment obligations under this Agreement, late payment interest shall be assessed at the rate of 0.05% per day upon the outstanding amount of the Loan and shall be payable from the Repayment Date until the date on which the total amount of the overdue loan, overdue interest and other monies payable to Party A are fully settled.

7.2	Notification

Party B shall immediately notify Party A in writing of the occurrence of any event set forth in Article 6 or any circumstance which may lead to the occurrence of any such event as soon as Party B knows or is aware of such event or circumstance.

8. INDEMNITY

8.1	Indemnification

Party A agrees to indemnify and hold harmless Party B for any direct damages, fines or penalties incurred solely in his capacity as a shareholder directly as a result of the operation of the Jinan Youxiantong business in contravention of applicable laws; provided, however, that in no instance will Party A provide indemnification if Party B has engaged in fraud or willful misconduct or has breached or is in breach of this Agreement.

9. CONFIDENTIALITY

9.1

Confidential Information Each party (Receiving Party) shall keep confidential and not disclose to any third party in any manner whatsoever, in whole or in part, any information, including any information obtained by any of its directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants, tax specialists and financial advisors in connection with the exercise of such party’s rights under this Agreement, information developed and relating to new products, product plans, product designs, customers, technology, computer codes, trade secrets, pricing, know-how, inventions, techniques, programs, algorithms, schematics,

Loan Agreement

documentation, business opportunities, processes, and practices, and information about the other party’s assets and operations that such party has acquired through the negotiations or due diligence or other investigations in connection with this Agreement and the transactions contemplated hereby (collectively, Confidential Information), and Confidential Information may not be used by any party other than in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, each party may disclose or use information which:

9.1.1

is proven by reasonable objective evidence to have been already in the Receiving Party’s possession before such disclosure, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement;

9.1.2	becomes generally available to the public other than as a result of a disclosure by the disclosing or Receiving Party;
9.1.3

becomes available to the Receiving Party on a non-confidential basis from a source which is not known by the Receiving Party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement; or

9.1.4

is required to be disclosed in connection with compliance with any applicable law or the rules of any governmental entity, provided that the Receiving Party shall cooperate with the disclosing party to minimize the disclosure to the extent practicable, and provided further, that Party A must give prior written consent to any disclosure required of Party B, and Party B will make its best efforts not to comply with any such request for information from any governmental entity in any case in which Party B is notified by Party A that Party A has a good faith belief that such disclosure is not required by PRC law.

9.2

Duty to Protect. Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge (and in no event shall it exercise less than reasonable care) and shall take reasonable steps to minimize the risk of disclosure of such Confidential Information and information concerning this Agreement by ensuring that only its officers, directors and employees and the officers, directors and employees of its professional advisers (and no other persons) who have a bona fide “need to know” such Confidential Information for purposes permitted or contemplated hereby (Authorized Persons), shall have access thereto, and shall cause such Authorized Persons to treat such Confidential Information in confidence as provided herein. All Confidential Information remains the property of the disclosing party. Upon expiry or termination for any reason of this Agreement, the Receiving Party shall promptly return to the disclosing party all originals and copies of any material in any form containing or representing the Confidential Information, including all computer codes, discs, drawings, specifications, manuals and other printed or reproduced material (including information stored

Loan Agreement

on machine readable media), or shall destroy, to the extent practicable, the same at the request of the disclosing party.

9.3

Permitted Disclosure This Agreement or its contents may be disclosed as required by law or the rules of any securities exchange or any governmental entity to which the disclosing party is subject, as contemplated by Article 9.1.4, or submits or as necessary for confirming the application of such law or rules, provided that the disclosing party shall use its reasonable efforts to secure that its contents be held confidential and will only disclose such information after notice to, and consultation with, the other party, to the extent practicable..

9.4	Survival of Confidentiality The undertakings in connection with Confidential Information set forth in this Article 9 shall survive for 5 years after the termination or expiration of this Agreement.

10. SUPPLEMENTARY PROVISIONS

10.1

Notice All notices or other communications required or permitted to be given under this Agreement shall be in writing in English and shall be deemed to have been duly given and received on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that a copy of such facsimile and transmission confirmation is delivered by means other than facsimile within 5 days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows:

If to Party A:

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

If to Party B:

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

or, as to each party, at such other address or number as shall be designated by such party in a notice to the other party containing the new information in the same format as the information set out above.

10.2	Governing Law

This Agreement shall be interpreted, construed and enforced in accordance with the law of the PRC, without reference to or inclusion of the principles of choice of law or conflicts of

Loan Agreement

law of that jurisdiction. It is the intent of the parties that the substantive law of the PRC governs this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles.

10.3	Dispute Resolution
10.3.1	If any dispute arises out of or in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.
10.3.2	If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either party may submit the dispute to arbitration as follows:
10.3.2.1

All disputes arising out of, or in regard to this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission’s arbitration rules;

10.3.2.2

The arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated upon the determination of the arbitrators.

10.3.3

When any dispute is submitted to arbitration, the parties shall continue to perform their obligations under this Agreement, unless the disputes are related to the effectiveness or the termination of the Agreement.

10.4	Amendment or Supplement

This Agreement shall be amended or supplemented only by a written instrument signed by each of the parties. The parties shall each obtain all requisite authorizations and approvals from the relevant authorities to give effect to the amendment or supplement.

10.5	No Waiver

Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

10.6	Severability

The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its

Loan Agreement

obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

10.7	Successors

This Agreement shall be valid and binding on the parties hereto, their successors and permitted assigns.

10.8	Assignment

Party A may transfer or assign any or all of its rights and obligations under this Agreement to any of its Designated Parties (natural person or legal entity) at any time. In such circumstances, the transferee or assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the transferee or assignee is Party A hereunder. When Party A transfers or assigns the rights and obligations under this Agreement, at the request of Party A, Party B shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

10.9	Entire Agreement

This Agreement, the Exclusive Services Agreement, dated July 20th, 2007 between Jinan Youxiantong and WFOE, the Equity Pledge Agreement, dated July 20th, 2007 between WFOE and Party B, the Equity Option Agreement, dated July 20th, 2007 between WFOE and Party B, the Power of Attorney from Party B in favor of an executive officer of Party A, and the Trustee Arrangement Letter, dated June 30th, 2007 between Party A and Party B shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

10.10	Counterparts

For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

10.11	Language

This Agreement is prepared in 2 sets of originals in English. Each party will retain one set of originals.

Loan Agreement

IN WITNESS THEREOF, this Agreement shall be executed by the duly authorized representatives of both parties on the date first written above.

Party A: China Cablecom Co., Ltd (Hong Kong)

Signature:	/s/ Clive Ng
Name:	Clive Ng
Position:	Chairman & CEO
Date:	June 30, 2007

Party B: Pu Yue

Signature:	/s/ Pu Yue
PRC ID No.:

Loan Agreement

Appendix A

FORM OF EQUITY TRANSFER AGREEMENT

Capital Contribution Transfer Agreement

[AIC standard form]

Transferor:	Pu Yue

Transferee:	China Cablecom Company Limited (Hong Kong)

With respect to the Transferor’s capital contribution in Jinan Youxiantong, the Transferor and Transferee enter into the following capital contribution transfer agreement:

1.	The Transferor has agreed to transfer its equity interest in the Jinan Youxiantong, representing a capital contribution of RMB 484,500, to the Transferee;
2.	The Transferee has agreed to accept the said equity interest from the Transferor;
3.

The equity transfer shall be completed on July 17th. Upon the completion of the equity transfer, the Transferor shall no longer enjoy any rights in or bear any obligations with respect to the transferred equity interest in the Jinan Youxiantong, and the Transferee shall enjoy all such rights in and shall bear all obligations corresponding to the said equity interest.

This agreement shall enter into effect upon the date of its signing by the parties.

Transferor:

Date: July 17, 2007

Transferee:

Date: July 17, 2007

Loan Agreement

Annex 1

FORM OF UNANIMOUS RESOLUTION OF SHAREHOLDERS’ MEETING

JINAN YOUXIANTONG NETWORK TECHNOLOGY CO., LTD.

(COMPANY)

This written resolution of the shareholders’ meeting of the Company is formally adopted at Jinan on July 17th, 2007

_________________________________________________________

1.	Attending shareholders:
2.

The matters related to the transfer of equity interest provided in the equity transfer agreement entered into between Pu Yue (Transferring Shareholder) and China Cablecom Co., Ltd (Hong Kong) or its Designee (Equity Transfer Agreement) were discussed at the shareholders’ meeting on July 17th, 2007.

3.	The shareholders’ meeting unanimously agrees to make the following resolutions:
(i)	confirm and approve the Equity Transfer Agreement;
(ii)

approve Pu Yue to transfer all or a portion of its equity interest in the Company in one or more transfer transactions to China Cablecom Co. Ltd. Hong Kong or its Designee pursuant to the provisions of an Equity Transfer Agreement in the form attached; and

(iii)

the shareholders other than the Transferring Shareholder hereby waive their respective right of first refusal under PRC laws regarding the equity interest to be transferred by the Transferring Shareholder of the Company pursuant to the Equity Transfer Agreement.

Signed by:
Pu Yue

Date:

Signed by:
Liang Yue Jing

Date:

Loan Agreement

Appendix B

FORM OF WAIVER OF RIGHT OF FIRST REFUSAL

WAIVER OF RIGHT OF FIRST REFUSAL

[Statement Provides for Partial Transfers]

To:	China Cablecom Co. Ltd. (Hong Kong)

Dear Sir,

I refer to the proposed transfer of 100% of your entire interest in the registered capital of Jinan Youxiantong to China Cablecom Co., Ltd (Hong Kong) or its Designee (Transferee).

I hereby waive any pre-emptive right I may have under PRC laws to acquire the equity interest you propose to transfer to the Transferee and consent to the proposed transfer of the equity interest to the Transferee.

Yours faithfully,

Signed by:
(Pu Yue)

Date:
July 17, 2007

Loan Agreement